Delaware The First State Page 1 3354811 8100 Authentication: 203227797 SR# 20231665245 Date: 04-27-23 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ARROWHEAD PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE TWENTY- SEVENTH DAY OF APRIL, A.D. 2023, AT 10:05 O`CLOCK A.M.